EXHIBIT 10.2


                               SECURITY AGREEMENT

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Borrower: RDO Construction Equipment Co.   Lender: John Deere Construction Equipment
          RDO Agriculture Equipment Co.            Company, Deere Credit, Inc., and
                                                   John Deere Company, A Division of
                                                   Deere & Company (Collectively)
          2829 South University                    1415 28th Street
          Fargo, ND 58106-7160                     West Des Moines, IA 50265
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This Security Agreement is entered into on the 31st day of July, 2000 between
RDO Construction Equipment Co. and RDO Agriculture Equipment Co. (collectively referred to below as "Borrower") and John Deere Construction Equipment, Inc.,
Deere Credit, Inc., and john Deere Company, A Division of Deere & Company
(referred to below collectively as "Lender"). For good and valuable consideration, Borrower grants to Lender a security interest in the Collateral to secure the indebtedness and agrees that Lender shall have the rights stated
in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

1.   DEFINITIONS.

     The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meaning attributed to such terms in the Uniform Commercial Code as currently enacted in the State of Iowa or in the Loan Agreement between Borrower and Lender which is executed contemporaneously with this Agreement.

     "Agreement" means this Security Agreement, as this Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Security Agreement from time to time.

     "Borrower" means RDO Construction Equipment Co. and RDO Agriculture Equipment Co., their successors and assigns.

     "Collateral" means the following described property of Borrower, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

          ALL WHOLEGOODS INVENTORY, INCLUDING PROCEEDS THEREOF (INCLUDING INSURANCE PROCEEDS), -

     In addition, the word "Collateral" includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

     (a) All attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and all replacements and substitutions for any property described above.

     (b) All products and proceeds of any of the property described in this Collateral definition.

     (c) All accounts, general intangibles, instruments, rents, moneys, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

     (d) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section.

     (e) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Borrower's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.


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     "Indebtedness" means the indebtedness of the type described in the Loan
     Agreement, including all principal and interest, together with all other indebtedness and cost and expenses for which Borrower is responsible under this Agreement or under any of the related documents. In addition, the word "Indebtedness" includes all other obligations, debts and liabilities, plus interest thereon, of Borrower, to Lender, as well as all claims by Lender against Borrower, whether existing now or later; whether they are voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as guarantor, surety, accommodation party or otherwise; whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.

     "Lender" collectively means John Deere Construction Equipment Company, Deere Credit, Inc., and John Deere Company, A Division of Deere & Company, their successors and assigns.

     "Loan Agreement" means the Loan Agreement being entered into between Borrower and Lender contemporaneously with this Agreement.

     "Related Documents" means and includes without limitation all promissory notes, credit agreements, loan agreements, guaranties, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

2.   OBLIGATIONS OF BORROWER.

     Borrower warrants and covenants to Lender as follows:

     A. Perfection of Security Interest. Borrower agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral. Lender may to the extent permitted by law at any time, and without further authorization from Borrower, if permitted by law, file financing statements with respect to the Collateral, signed only by Lender. Borrower promptly will notify Lender before any change in Borrower's name. This is a continuing Agreement and will continue in effect even though all or any part of the indebtedness is paid in full and even though, for a period of time, Borrower may not be indebted to Lender.

     B. No Violation. The execution and delivery of this Agreement will not violate any law applicable to Borrower or agreement governing Borrower or to which Borrower is a party, and its certificate or articles of incorporation and bylaws do not prohibit any terms or conditions of this Agreement.

     C. Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and in fact are obligated as they appear to be on the Collateral.

     D. Location of Collateral. Borrower, upon request of Lender, will deliver to Lender in a form satisfactory to Lender a schedule of real properties and Collateral locations relating to the Borrower's operations, including without limitation the following: (a) all real property owned or being purchased by Borrower; (b) all real property being rented or leased by Borrower; (c) all storage facilities owned, rented, leased, or being used by Borrower; and (d) all other properties where Collateral is or may be located. The schedule of real properties shall include for leased properties the legal identity of the landholder of such real property.


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     E.   Removal of Collateral. Borrower shall keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at the Borrower's address shown above, or at such other locations as are acceptable to Lender. Except in the ordinary course of its business, including the sale, transfer, repair, rent or demonstrating of inventory, Borrower shall not remove the Collateral from its existing locations without the prior written consent of Lender.

     F. Transactions Involving Collateral. Except for inventory sold, rented, leased, transferred or accounts collected in the ordinary course of Borrower's business, Borrower shall not sell, or otherwise dispose of the Collateral. If Borrower is not in default under this Agreement, the Borrower may sell, rent, lease, or transfer in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Borrower's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale.

     G. Title. Borrower represents and warrants to Lender that it holds good and marketable title to the Collateral. Borrower shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

     H. Collateral Schedules and Locations. As often as Lender shall reasonably require, and insofar as the Collateral consist of accounts and general intangibles, Borrower shall deliver to Lender schedules of such Collateral, including such information as Lender may reasonably require, including without limitation names and addresses of account debtors and aging of accounts and general intangibles. Insofar as the Collateral consist of inventory and equipment, Borrower shall deliver to Lender, as often as Lender shall reasonably require, such list, descriptions, and designations of such Collateral as Lender may reasonably require to identify the nature, extent, and location of such Collateral.

     I. Maintenance and Inspection of Collateral. Borrower shall maintain all tangible Collateral in good condition and repair. Borrower will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the collateral wherever located. Borrower shall immediately notify Lender of all cases involving the return, rejection, repossession, loss or material damage of or to any Collateral ; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral.

     J. Taxes, Assessments and Liens. Borrower will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or loan agreement evidencing the indebtedness, or upon any other Related Documents. Borrower may withhold any such payment or may elect to contest any lien if Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as the Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subject to a lien which is not discharged within fifteen
          (15) days, Borrower shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, cost or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Borrower shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Borrower shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

     K. Compliance with Government Requirements. Borrower shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral. Borrower may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion is not jeopardized.

     L. Maintenance of Insurance. Borrower shall at all times keep the Collateral insured against all risk of loss, damage or destruction for its full insurable value with Lender listed as loss payee.


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          Borrower shall also at all times maintain comprehensive general liability insurance with a minimum combined limit of liability insurance for both bodily injury and property damage of no less than $1,000,000. Borrower may choose the individual through whom insurance is obtained, but the insurance must be acceptable to Lender. Such insurance will provide that it may not be canceled by Borrower without the consent of Lender and may not be canceled by the insurer without at least ten (10) days written notice to Lender. Borrower agrees to provide Lender with evidence of the paid-up insurance policy that Borrower has on the Collateral as of the date of this Agreement and at least 30 days before the renewal date of the insurance. If Borrower fails to provide evidence of paid-up insurance, Borrower agrees to reimburse Lender for the cost of any insurance purchased by Lender until the date such evidence is provided by Borrower. In addition, if permitted by law, Borrower agrees to pay a reasonable administrative fee to Lender for obtaining and canceling such insurance. If Borrower defaults under this Agreement, Borrower gives Lender permission to cancel any insurance on the Collateral and, if allowed by law, to apply any premium refunds to Borrowers indebtedness owed to Lender with any excess returned to the Borrower. Any proceeds payable to Borrower from insurance by reason of loss, damage, or destruction of the Collateral may be applied to Borrowers indebtedness to Lender or to replacement of the Collateral, at Lender's sole discretion. Borrower understands and agrees that Lender may consider the indebtedness in default if Borrower fails to keep the Collateral properly insured. If this happens, Lender may, but is not obligated to, buy insurance to protect the Collateral.

     M. Debtor's Right To Possession and To Collect Accounts. Until default and except as otherwise provided below with respect to accounts, Borrower may have possession of the tangible property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or Related Documents. Until otherwise notified by Lender, Borrower may collect any of the Collateral consisting of accounts. At any time and even though no Event of Default exist, Lender may exercise its right to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness. If the Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Borrower shall request or as Lender, in its sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Borrower shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

     N. Expenditures by Lender. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by the Borrower under this Agreement, including without limitation all taxes, liens, security interest, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all cost for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Loan Agreement from the date incurred or paid by the Lender to the date of repayment by Borrower. All such expenses shall become a part of the Indebtedness and, at Lender's option, will (a) be payable on demand, (b) be added to the balance of the Indebtedness and be payable with any installment payments becoming due. This Agreement will also secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

     O. Events of Default and Remedies. Any Event of Default which is described in the Loan Agreement shall also constitute an Event of Default under this Agreement. In addition to the remedies available to secured parties at law, or in equity, Lender shall be entitled to avail itself of all of the remedies described in the Loan Agreement and the Related Documents.

     P. Miscellaneous Provisions. The following miscellaneous provisions are a part of this Agreement:

          1. This Agreement, together with the Loan Agreement and any Related Documents, constitute the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given


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               in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

          2. Caption headings in this agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

          3. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstances, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement all other respects shall remain valid and enforceable.

          4. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of the Lender's rights or of any of Borrower's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

          5. Any disputes arising out of this Security Agreement shall be subject to the arbitration provisions contained in Section 24 of the Loan Agreement.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS SECURITY AGREEMENT, AND BORROWER AGREES TO ITS TERMS.


BORROWER:

RDO Construction Equipment Co.

By:     /s/ Thomas K. Espel
       -----------------------------------

Title:  Treasurer/CFO
       -----------------------------------

Date:   8/7/00
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RDO Agriculture Equipment Co.

By:     /s/ Thomas K. Espel
       -----------------------------------

Title:  Treasurer/CFO
       -----------------------------------

Date:   8/7/00
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